UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024
XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)

(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $345.00 per share	XOSWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

As previously disclosed, Xos, Inc., a Delaware corporation (“Xos”), entered into an Arrangement Agreement on January 11, 2024 (the “Arrangement Agreement”), with ElectraMeccanica Vehicles Corp., a corporation existing under the laws of the Province of British Columbia (“ElectraMeccanica”), pursuant to which Xos agreed to acquire all of the issued and outstanding common shares of ElectraMeccanica (the “ElectraMeccanica Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”).

On March 20, 2024, Xos held a special meeting of its stockholders (the “Special Meeting”) at which the stockholders voted on the proposals set forth below, each of which is described in greater detail in the joint proxy statement/management information circular on Schedule 14A, filed with the U.S. Securities and Exchange Commission on February 13, 2024 (the “Joint Proxy Statement/Circular”).

As of January 22, 2024, the record date for the Special Meeting, there were 5,954,294 shares of common stock, par value $0.0001 per share, of Xos (“Xos Shares”) issued and outstanding. At the Special Meeting, a quorum of 3,212,530 Xos Shares, representing 53.95% of the total Xos Shares outstanding and entitled to vote, were represented in person or by proxy at the Special Meeting.  The final voting results for each proposal are described below:

The Xos Share Issuance Proposal — The proposal to approve the issuance of Xos Shares to shareholders of ElectraMeccanica pursuant to the Arrangement Agreement, which is further described in the Joint Proxy Statement/Circular, including in the section entitled “The Arrangement Agreement and Related Agreements” (the “Xos Share Issuance Proposal”). Approval of the Xos Share Issuance Proposal required the affirmative vote of a majority of votes cast at the Special Meeting on the Xos Share Issuance Proposal.  The Xos Share Issuance Proposal received the affirmative vote of approximately 99.2% of Xos Shares represented at the Special Meeting and entitled to vote on this proposal and, therefore, was approved.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
3,189,275	17,648	5,607	N/A

The Xos Adjournment Proposal—The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Xos Share Issuance Proposal (the “Xos Adjournment Proposal”). Approval of the Xos Adjournment Proposal required the affirmative vote of the holders of a majority of the voting power of Xos Shares present or represented by proxy at the Special Meeting and entitled to vote on the Xos Adjournment Proposal. The Xos Adjournment Proposal received the affirmative vote of approximately 99.3% of Xos Shares represented at the Special Meeting and entitled to vote on this proposal and, therefore, was approved.  Although the vote was taken, no motion to adjourn was made because the Xos Share Issuance Proposal had passed.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
3,191,105	17,392	4,033	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2024
XOS, INC.

By:	/s/ Dakota Semler
Dakota Semler
Chief Executive Officer